                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary proxy statement            / / Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material under Rule 14a-12

                              PUROFLOW INCORPORATED
                              ---------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies: Not applicable

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(2)  Aggregate number of securities to which transaction applies: Not applicable

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to  Exchange  Act Rule 0-11 (set  forth the  amount on which the  filing  fee is calculated and state how it was determined): Not applicable

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(3)  Filing Party:

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(4)  Date Filed:

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                              PUROFLOW INCORPORATED

                              ---------------------

March 20, 2003

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of
Puroflow Incorporated, to be held on April 15, 2003. Enclosed are the
Secretary's notice of this meeting, a proxy statement, and a form of proxy.
Please note that the meeting will be held at 2:00 p.m., local time, at the
Holiday Inn-Media Center, 150 E. Angeleno Avenue, Burbank, California 91502.

At the Special Meeting, you will be asked to consider and vote upon the following proposals described in the enclosed proxy statement:

       o    To approve the issuance and sale by Puroflow, pursuant to a private placement, of between 1.3 million and 2.6 million of our
            non-registered shares of common stock at the price of $7.75 per share, as more fully described in the proxy materials.

       o    To amend our 2001 Stock Option Plan, to increase the total number of shares of common stock reserved for issuance under the Stock Option
            Plan to 250,000 shares, and certain related matters.

       o    To transact such other business as may properly come before the meeting and any adjournments thereof.

AS DESCRIBED IN THE ENCLOSED MATERIALS, OUR BOARD OF DIRECTORS HAS APPROVED THE
MATTERS INCLUDED IN THESE PROPOSALS AND BELIEVES THAT IT IS FAIR TO, AND IN THE
BEST INTERESTS OF, US AND OUR STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS A
VOTE "FOR" EACH OF THE PROPOSALS.

Regardless of whether you plan to attend the Special Meeting, your vote is important. I urge you to participate by promptly completing and returning the enclosed proxy card as soon as possible. You may revoke your proxy and vote in person if you decide to attend the Special Meeting.

Sincerely,

Puroflow Incorporated

/s/ Michael H. Figoff
----------------------
Michael H. Figoff
President and Chief Executive Officer

                              PUROFLOW INCORPORATED
                              ---------------------

                    Notice of Special Meeting of Stockholders
                                 April 15, 2003
                           --------------------------

TO OUR STOCKHOLDERS:

            NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of
Puroflow Incorporated (we, us, Puroflow or the Company), a Delaware corporation, will be held on April 15, 2003 at 2:00 p.m., local time, at Holiday Inn-Media
Center, 150 E. Angeleno Avenue, Burbank, California 91502, for the following purposes:

            1.    To consider and vote upon a proposal to approve the issuance and sale by Puroflow, pursuant to a private placement, of
                  between 1.3 million and 2.6 million of our non-registered
                  shares of common stock at the price of $7.75 per share, as more fully described in the proxy materials;

            2.    To consider and vote on an amendment to our 2001 Stock Option
                  Plan, to increase the total number of shares of common stock reserved for issuance under the Stock Option Plan to 250,000 shares, and certain related matters; and

            3.    To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

            The foregoing items of business are more fully described in the
Proxy Statement accompanying this Notice.

Only Stockholders of record at the close of business on March 3, 2003 are entitled to notice of and to vote at the Special Meeting and any adjournment(s)
thereof.

            To assure your representation at the Special Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any Stockholder attending the Special Meeting may vote in person even if such Stockholder returned a proxy card.

                                          By Order of the Board of Directors,

                                          /s/ Sandy Yoshisato
                                          --------------------------------------
                                          Sandy Yoshisato
                                          Corporate Secretary

Sun Valley, California
March 20, 2003

                              PUROFLOW INCORPORATED

                              ---------------------

                                 PROXY STATEMENT

                             ----------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

            The enclosed proxy is solicited on behalf of the Board of Directors of Puroflow Incorporated (we, us, Puroflow or the Company) for use at the
Special Meeting of Stockholders ("Special Meeting") to be held April 15, 2003, at 2:00 p.m., local time, or at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders.
The Special Meeting will be held at Holiday Inn-Media Center, 150 E. Angeleno
Avenue, Burbank, California 91502.

            These proxy solicitation materials were mailed on or about March 20,
2003, to all Stockholders entitled to vote at the Special Meeting. The cost of soliciting these proxies will be paid by the Company. The Company has retained the services of MacKenzie Partners, Inc. to solicit proxies and distribute materials to brokerage houses, banks, custodians, and other institutional owners. The Company will pay MacKenzie Partners, Inc. a fee of approximately
$5,000 for these services, plus expenses. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. The Company may conduct further solicitation personally, by telephone, or by facsimile through its officers, directors, and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

REVOCABILITY OF PROXIES

            Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use, by delivering to the Company, at its principal office at 10616 Lanark Street, Sun Valley, California 91352,
(Attention: Sandy Yoshisato), a written notice of revocation or a duly executed proxy card bearing a later date, or by attending the Special Meeting and voting in person.

VOTING AND SOLICITATION

            Only Stockholders of record at the close of business on March 3,
2003 are entitled to notice of and to vote at the Special Meeting. At the record date, 494,132 shares of our Company's common stock, with a par value of $.15 per share, were issued and outstanding.

            Approval of the issuance of our common stock described in Proposal
No. 1 and of the amendment to the 2001 Stock Option Plan described in Proposal
No. 2 requires the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the Special
Meeting.

            Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of elections. The inspector of elections will also determine whether or not a quorum is present. The required quorum is a majority of the shares issued and outstanding on the record date, represented either in person or by proxy. Votes that are cast for or against a proposal, abstentions, and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

            For purposes of determining the number of shares voting on a particular proposal, votes cast for or against a proposal and abstentions are counted as shares voting, whereas broker non-votes are not counted as shares voting. Accordingly, an abstention will have the same effect as a vote against the proposal, and broker non-votes will have no effect.

            Any proxy which is returned using the proxy card enclosed and which is not marked as to any proposal will be voted for (i) the issuance and sale of between 1.3 million and 2.6 million of our non-registered shares of common stock at the price of $7.75 per share, subject to the terms of a Private Placement
Offering Memorandum, consisting of an Offering Summary, Purchase Questionnaire,
Subscription Agreement and Registration Rights Agreement; and (ii) the amendment of the Company's 2001 Stock Option Plan, to increase the total number of shares of common stock reserved for issuance under the Stock Option Plan to 250,000 shares, and certain related matters.

            As described further below, our Board of Directors has approved the matters included in both of these proposals and believes that it is fair to, and in the best interests of, us and our Stockholders. The Board of Directors
recommends a vote "FOR" each of these proposals.

                                 PROPOSAL NO. 1

                        APPROVAL OF THE PRIVATE PLACEMENT

INTRODUCTION

            We are asking you to approve the issuance and sale, through a private placement, of between 1.3 million and 2.6 million of our non-registered shares of common stock at the price of $7.75 per share, subject to the terms of a Private Placement Offering Memorandum (the "Private Placement"), consisting of an Offering Summary, Purchase Questionnaire, Subscription Agreement and
Registration Rights Agreement.

            The following is a brief summary of some of the principal terms of the Private Placement. The description contained below in this proxy, especially the statements under the captions "Effects of the Private Placement on the
Company" and "Terms of the Private Placement" should be reviewed carefully.

REASONS FOR THE PRIVATE PLACEMENT

            The principal reasons for the Private Placement of non-registered shares of common stock are:

            o    to provide us with additional working capital; and

            o    to provide us with additional capital for acquisitions in
                 growth oriented industries.

            We believe that obtaining additional capital is critical to our ability to continue to execute our business plan while simultaneously looking to make acquisitions in growth oriented industries. We believe that the best option for the Company is to obtain this additional financing through the Private
Placement.

BACKGROUND OF THE PRIVATE PLACEMENT

            On December 31, 2002, we executed a non-binding term sheet with the
Bosselmann Group, Rainer Bosselmann, Haywood Miller and Arthur Trudel ("Term
Sheet"), setting forth terms for the Private Placement. Rainer Bosselmann is a principal of the Bosselmann Group. Pursuant to the Term Sheet, the Bosselmann
Group and/or its affiliates agreed to invest not less than $2 million in the
Private Placement and the balance of the Private Placement would be from accredited investors (as defined in Rule 501(c) of Regulation D under the
Securities Act of 1933, as amended).

            Additionally, pursuant to the Term Sheet, upon the closing of the
Private Placement, Rainer Bosselmann would nominate (and the Board of Directors would appoint) three directors to serve on the Company's Board of Directors, in addition to himself. Mr. Bosselman was appointed to the Company's Board of
Directors upon the execution of the Term Sheet.

            The transactions contemplated by the Term Sheet were approved by our
Board of Directors after careful review and analysis with input and guidance from our management and our financial advisors. Based on this analysis, our
Board of Directors determined that the Term Sheet from the Bosselmann Group presented the best strategic option for the Company. In the course of reaching its decision to approve the Term Sheet and proceed with the Private Placement, the Board of Directors consulted our senior management and financial advisors, and reviewed a significant amount of information and considered a significant number of factors including, but not limited to, the size of the transaction and the identity of the potential investors and the impact of the transaction on our earnings per share. In view of the wide variety of the material factors considered in connection with the evaluation of the Private Placement and the complexity of these matters, our Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, in considering the various factors, individual members of our Board of Directors may have given different weight to different factors.

            Among other terms of the Private Placement which are more fully described below under "Terms of the Private Placement," our Board of Directors
will be changed if the Private Placement is approved and is consummated. Prior to the execution of the Term Sheet, our Board of Directors had seven directors.
Immediately following the execution of the Term Sheet, in accordance with its terms, on January 2, 2003, Mr. Bosselmann was appointed to the Company's Board of Directors as Vice Chairman of the Board of Directors (increasing the size of the Board of Directors to eight). If the Private Placement is not approved or is otherwise not consummated, he has agreed to resign from the Board of Directors and as Vice Chairman. Following the closing of the Private Placement, four of our current directors will resign and will be replaced by three new directors to be nominated by Mr. Bosselmann. See "Terms of the Private Placement - Board of
Directors." Accordingly, Mr. Bosselmann and his designees will constitute a majority of the Board of Directors.

            Additionally, upon the execution of the Term Sheet, and pursuant to the terms of the Term Sheet, the Company granted to the Bosselmann Group warrants to purchase 180,000 shares of the Company common stock at $7.75 per share, and agreed to grant to certain Bosselmann Group advisors warrants to purchase 50,000 shares of the Company common stock at $7.75 per share. These warrants can only be exercised in the event that the Company Stockholders approve the Private Placement and it is consummated. In addition, upon consummation of the Private Placement, a fee of $210,000 will be paid to such advisors. See "Terms of the Private Placement."

EFFECTS OF THE PRIVATE PLACEMENT ON THE COMPANY

            As of March 3, 2003, we have 494,132 shares of common stock outstanding. After the Private Placement, holders of the non-registered common stock (the "Private Placement Common Stock") will hold shares representing between 72.4% and 84% of the total shares outstanding, on a fully diluted basis.
We have agreed to file a registration statement to register such shares no later than 180 days following the closing of the Private Placement. The issuance of the Private Placement Common Stock will result in a significant dilution of your ownership interest in Puroflow.

            Upon the closing of the Private Placement, four (4) current members of the Board of Directors have agreed to resign, and Rainer Bosselmann will have the right to designate three (3) new members to the Board of Directors (as discussed below), who together with him will constitute the majority of the
Board of Directors. Additionally, because the holders of the Private Placement
Common Stock will own a majority of the outstanding shares of common stock of
Puroflow, if they vote together, they will have significant influence in determining the outcome of any corporate transaction or other matter to be submitted to Stockholders for approval, including, without limitation, the election of directors and approval of mergers, consolidations and the sale of all or substantially all of our assets.

            Sales in the public market (pursuant to a registration) of the
Private Placement Common Stock acquired could lower our stock price and impair our ability to raise funds in additional stock offerings. Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and could make it more difficult for us to raise funds through a public offering of our equity securities.

TERMS OF THE PRIVATE PLACEMENT

GENERAL

            The Company is offering pursuant to a private placement a minimum of
1.3 million and a maximum of 2.6 million shares of non-registered common stock at a price of $7.75 per share, in order to raise between $10.075 million and
$20.15 million to use as additional working capital and for acquisitions in growth oriented industries.

            The Private Placement Offering Memorandum consists of an Offering
Summary, Purchaser Questionnaire, Subscription Agreement and Registration Rights
Agreement.

BOARD OF DIRECTORS

            In the event the Private Placement is approved and is consummated,
Rainer Bosselmann will have the ability to appoint a majority of our Board of
Directors. Prior to the execution of the Term Sheet, our Board of Directors consisted of seven directors. Immediately following the execution of the Term
Sheet in accordance with its terms, on January 2, 2003, Mr. Bosselmann was appointed to our Board of Directors as Vice Chairman of the Board of Directors.
If the Private Placement is not approved or is otherwise not consummated he has agreed to resign as Vice Chairman. Following the closing of the Private
Placement, the Board of Directors will be composed of seven directors. Four of our current directors, Warren Lichtenstein, Glen Kassan, Joshua Schechter and
Robert Smith, have agreed to resign and will be replaced with three new directors to be nominated by Mr. Bosselmann. The three new directors are DeSoto

Jordan, James Quinn and Daniel Levinson. These three directors will be appointed by the remaining members of the Board of Directors and our stockholders will not have an opportunity to vote on their election until the next succeeding election of directors following the closing of the Private Placement.

APPOINTMENT OF OFFICES; COMPENSATION.

            Immediately following the execution of the Term Sheet in accordance with its terms, Haywood Miller and Arthur Trudel, both members of the Bosselmann
Group, were appointed as corporate officers of the Company, each at the nominal annual salary of $1.00. Upon the consummation of the Private Placement, each of
Messrs. Bosselmann, Miller and Trudel will become senior officers of the Company at an annual salary of $100,000 each. The Bosselmann Group has also been granted warrants to purchase 180,000 shares of the Company's common stock at $7.75 per share. These warrants are only exercisable in the event that the Private
Placement is approved and is consummated.

CONDITIONS TO CLOSING

            The closing of the Private Placement is conditioned upon the occurrence of the following events: (i) approval of the Private Placement by the
Board of Directors of the Company and its stockholders; (ii) the receipt of a fairness option by an investment bank; (iii) compliance with applicable state securities regulation; and (iv) approval of an amendment to our 2001 Stock
Option Plan to increase the total number of shares of common stock reserved for issuance under the Stock Option Plan to 250,000 shares.

            The Board of Directors has approved the Private Placement and recommends that stockholders approve it. The Company has also received a fairness opinion from Imperial Capital as described below. We believe that the
Private Placement complies with all applicable state securities regulations.
Accordingly, the outstanding conditions to closing are the approval of the
Private Placement by Stockholders (Proposal 1) and the approval of an amendment to the 2001 Stock Option Plan (Proposal 2). If Proposal 1 is approved but
Proposal 2 is not, the Private Placement will not close unless the Private
Placement investors waive that condition.

FEES AND EXPENSES

            Upon the closing of the Private Placement, we will pay to certain investment advisors of the Bosselmann Group a cash payment of $210,000 and the
Company has agreed to grant such advisors warrants to purchase 50,000 shares of
Company common stock at $7.75 per share. In addition we will reimburse the
Bosselmann Group for reasonable fees and expenses of legal counsel incurred by the Bosselmann Group in connection with the Private Placement and all other reasonable out-of-pocket fees and expenses incurred by the Bosselmann Group in connection with the Private Placement.

THE REGISTRATION RIGHTS AGREEMENT

            In connection with the Private Placement, we will enter into a
Registration Rights Agreement with the purchasers of the Private Placement
Common Stock. Pursuant to the terms of the Registration Rights Agreement, not later than 180 days after the closing of the Private Placement, the Company is required to file a shelf registration statement relating to the resale of the
Private Placement Common Stock. Additionally, if the Company shall register for sale for cash any of its common stock, for its own account or for the account of others, other than certain registrations relating primarily to a registration solely for employee benefit plans or securities issued or issuable to employees or consultants, or any of their families, the Company shall promptly give notice to the holders of the Private Placement Common Stock, and shall include in such registration all of the Private Placement Common Stock whose holders notified the Company by a written request of their desire to be included in such a registration.

USE OF PROCEEDS

            After expenses of the Private Placement which are currently estimated at $260,000, the net proceeds of the Private Placement are expected to be between $19.7 million and $9.8 million. We intend to use the net proceeds from the Private Placement for acquisitions in growth oriented industries and for working capital.

OPINION OF PUROFLOW'S FINANCIAL ADVISOR

FAIRNESS OPINION

            The Company's Board of Directors engaged Imperial Capital as a financial advisor to render its written opinion that the consideration to be received by the Company in the Private Placement was fair to the Company from a financial point of view. A copy of the opinion, which sets forth the assumptions made, matters considered and scope and limitations of the review undertaken and the procedures followed by Imperial Capital, is attached hereto as Appendix A and is incorporated by reference into this proxy statement. You are urged to read Imperial Capital's opinion carefully and in its entirety for assumptions made, matters considered and limits of the review by Imperial Capital.

            Imperial Capital's opinion, which was prepared at the request and for the information of the Board of Directors of the Company, addressed only the fairness, from a financial point of view as of March 7, 2003, of the consideration to be received by the Company and did not address any other aspect of the Private Placement. Imperial Capital's opinion does not address the business decision or the relative merits of the decision of the Board of
Directors. Imperial Capital was not retained to nor did it advise the Company with respect to alternatives to the Private Placement. Consequently, no opinion was expressed whether any alternative transaction might have produced proceeds to the Company in an amount in excess of the consideration to be received by the
Company from the Private Placement. Imperial Capital's opinion is not a recommendation to any of the Company's Stockholders as to how a Stockholder

should vote with respect to Proposal No. 1. In rendering its opinion, Imperial
Capital assumed, with the Company's consent, that the Company will comply with all material terms of the Private Placement. No limitations were placed on
Imperial Capital by the Company with respect to the investigation made, the procedures followed or the factors considered in preparing and rendering its opinion.

            In connection with the rendering of its opinion, Imperial Capital has:

(i) Reviewed the Term Sheet;

(ii) Analyzed certain historical business and financial information relating to the Company, including a draft of Puroflow's financial statements for the fiscal year ended ("FYE") January 31, 2003;

(iii) Reviewed certain information including financial forecasts relating to the business, earnings, taxes and cash flow, furnished to us by management of
Puroflow;

(iv) Reviewed the Company's business plan dated June 4, 2002;

(v) Reviewed the Company's projections for FYE January 31, 2004 through 2006;

(vi) Discussed and reviewed with management the outcome of the marketing process of the Company;

(vii) Reviewed the preliminary letters of interest from three strategic buyers;

(viii) Reviewed certain publicly available business and financial information relating to Puroflow that we deemed to be relevant;

(ix) Conducted discussions with members of senior management of Puroflow concerning the matters described in clauses (i) through (viii) above, as well as the prospects and strategic objectives of Puroflow;

(x) Reviewed public information with respect to certain other companies with financial profiles which we deemed to be relevant;

(xi) Reviewed the historical market prices and trading activity for Puroflow's common stock one year prior to the date of Puroflow's public announcement of the
Private Placement through March 4, 2003; and

(xii) Conducted such other financial studies, analyses and investigation and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

            Imperial Capital's opinion was based upon economic, monetary and market conditions existing on the date of the opinion. Imperial Capital expressed no opinion, nor should one be implied, as to the current fair market value of the Shares.

            Imperial Capital was retained by the Company's Board of Directors to evaluate the fairness from a financial point of view to the Company of the consideration to be received by the Company in the Private Placement and will receive a fee of $50,000 for its services, including rendering its opinion. The
Company also agreed, under a separate agreement, to indemnify Imperial Capital, its affiliates and each of its directors, officers, agents and employees and each person, if any, controlling Imperial Capital or any of its affiliates against certain liabilities.

            Imperial Capital, in the ordinary course of its business, may actively trade the equity securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

APPROVAL BY STOCKHOLDERS

            The Company is not required by law or by any regulation to obtain
Stockholder approval for the issuance and sale of the Private Placement Common
Stock. Due to the nature of the transaction, however, the Company has determined to seek the approval of its Stockholders. If Proposal No. 1 is not approved, then the Private Placement will not be consummated on the terms described herein. The Company has determined that approval by the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the meeting will be required in order for the Company to proceed with the issuance and sale of the Private Placement Common Stock pursuant to the terms of the Private Placement.

            The Company has been informed by Steel Partners II, L.P., who beneficially owns 175,840 shares, representing 35.6% of the Company's outstanding common stock, that they intend to vote in favor of Proposal No. 1.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS HAS APPROVED THE MATTERS INCLUDED IN PROPOSAL
NO. 1 AND BELIEVES THAT THEY ARE FAIR TO, AND IN THE BEST INTERESTS OF, US AND
OUR STOCKHOLDERS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1.

        ADDITIONAL INFORMATION PROVIDED PURSUANT TO SECTION 14(f) OF THE
            SECURITIES EXCHANGE ACT OF 1934 AND RULE 14f-1 THEREUNDER

            This information is being furnished in connection with the designation by Rainer Bosselmann (a principal of the Bosselmann Group), pursuant to the closing of the Private Placement, of persons to be elected to the
Company's Board of Directors other than at a meeting of the Company's
Stockholders. Pursuant to the closing of the Private Placement, Mr. Bosselmann shall be entitled to designate three (3) members to the Company's Board of
Directors (in addition to himself) to replace four current members of the Board of Directors who have agreed to resign. Following such appointment and resignations, the Board of Directors will have seven members and shall consist of Mr. Bosselmann, his three nominees, and three current members of the Board of
Directors.

            The Company has also agreed to use its best efforts to effect the resignations of the four directors so as to enable Mr. Bosselmann's designees to be appointed to the Board of Directors. The Company has agreed to take all action necessary to effect any such election. This proxy statement shall constitute the information required by Section 14(f) of the Exchange Act and
Rule 14f-1 promulgated thereunder.

                          DESCRIPTION OF CAPITAL STOCK

            The authorized capital stock of the Company consists of 12,000,000 shares of common stock, $.15 par value, and 500,000 shares of preferred stock,
$.10 par value.

                                  COMMON STOCK

            As of the record date, March 3, 2003, there were 494,132 shares of common stock outstanding held of record by 216 Stockholders.

            Holders of common stock are entitled to one vote per share on all matters to be voted upon by the Stockholders. Subject to preferences that may be applicable to the holders of outstanding shares of preferred stock, if any, the holders of common stock are entitled to receive such lawful dividends as may be declared by the Board of Directors. In the event of liquidation, dissolution or winding up of the Company, and subject to the rights of the holders of outstanding shares of preferred stock, if any, the holders of shares of common stock shall be entitled to receive pro rata all of the remaining assets of the
Company available for distribution to its Stockholders. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

                                 PREFERRED STOCK

            As of March 3, 2003, there were no shares of preferred stock issued or outstanding.

            The Board of Directors has the authority, without further action by the Stockholders, to issue the authorized shares of preferred stock in one or more series and to fix the rights, preferences and privileges thereof, including

                                       10

voting rights, terms of redemption, redemption prices, liquidation preferences, number of shares constituting any series or the designation of such series.
Although it presently has no intention to do so, the Board of Directors, without
Stockholder approval, could issue preferred stock with voting and conversion rights which could adversely affect the voting power of the holders of common stock.

                               REGISTRATION RIGHTS

            In connection with the Private Placement, we will enter into a
Registration Rights Agreement with the purchasers of the Private Placement
Common Stock. Pursuant to the terms of the Registration Rights Agreement, not later than 180 days after the closing of the Private Placement, the Company shall file a shelf registration statement relating to the resale of the Private
Placement Common Stock. Additionally, if the Company shall register for sale for cash any of its common stock, for its own account or for the account of others, other than certain registrations relating primarily to a registration solely to employee benefit plans or securities issued or issuable to employees or consultants, or any of their families, the Company shall promptly give notice to the holders of the Private Placement Common Stock, and shall include in such registration, all of the Private Placement Common Stock, whose holders notified the Company by a written request of their desire to be included in such a registration.

                   DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

            The Company is subject to the provisions of Section 203 of the
Delaware General Company Law. In general, the statute prohibits a publicly-held
Delaware corporation from engaging in a "business combination" with an
"interested" stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless either
(i) prior to the date at which the person becomes an interested stockholder, the
Board of Directors approves such transaction or business combination, (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of such transaction, or (iii)
the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent). A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to such interested stockholder. For purposes of Section 203, an "interested" stockholder is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15%
or more of the corporation's voting stock.

            The Company's Certificate of Incorporation, as amended, allows the
Board of Directors to issue preferred stock in one or more series with such voting rights and other provisions as the Board of Directors may determine. In addition, the Company's stock option plans provide for full or partial acceleration of vesting of options granted under such plans in the event of certain transactions which result in a change in control of the Company. These provisions may be deemed to have a potential anti-takeover effect and may delay or prevent a change of control of the Company.

                                       11

         INFORMATION WITH RESPECT TO BOSSELMANN GROUP'S BOARD DESIGNEES

            CERTAIN ARRANGEMENTS CONCERNING THE ELECTION OF DIRECTORS

            As described under the caption "Terms of the Private Placement -
Board of Directors" section of this proxy statement, upon the consummation of the Private Placement, Rainer Bosselmann shall have the right to designate three
(3) persons, in addition to himself, whom the Company has agreed to nominate and use its best efforts to cause to be elected to the Board of Directors. Mr.
Bosselmann has stated that he intends to designate DeSoto Jordan, James Quinn and Daniel Levinson (together, the "Private Placement Directors") to be directors of the Company following the closing of the Private Placement, who, together with Mr. Bosselmann, who was elected to the Board of Directors upon the execution of the Term Sheet, constitute the four (4) designees of Mr.
Bosselmann. The names and certain biographical information concerning the three designees with respect to the Private Placement are as follows:

            DeSoto Jordan has been Chairman of Afton Holdings, LLC, a private equity firm, since 2000. Mr. Jordan was the Director of Arguss Communications,
Inc. (formerly known as Arguss Holdings, Inc.)("Arguss") from 1999 through 2002.
Mr. Jordan was co-founder of Perot Systems Corporation and served as an officer from 1988 to 1999.

            James Quinn served as Director of Arguss from 1999 through 2002. Mr.
Quinn is currently Vice President and Director of Allen & Company, an investment banking firm, since 1982. Since 1982, Mr. Quinn has served in various capacities at Allen & Company, including head of the Corporate Syndicate Department and
Chief Financial Officer.

            Daniel Levinson is founder and managing partner of Main Street
Resources, a niche sponsor of private equity transactions, since 1997. From 1988 to 1997, Mr. Levinson was one of the principals of Holding Capital Group. Mr.
Levinson was also Director of Arguss.

            None of Mr. Bosselmann's designees, other than Mr. Bosselmann, currently is a director of or holds any position with the Company. The Company has been advised by Mr. Bosselmann that, other than himself, to the best of his knowledge, none of Mr. Bosselmann's designees or any of their associates beneficially owns any equity securities of the Company, or rights to acquire any equity securities of the Company, or has been involved in any transactions with the Company or any of its directors, executive officers or affiliates which are required to be disclosed pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                       12

                    INFORMATION WITH RESPECT TO THE COMPANY'S
                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

            All members of the Company's Board of Directors hold office until the next annual meeting of Stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.
The current directors of the Company are as follows:

       NAME                           AGE               POSITION
       ----                           ---             -------------
Michael H. Figoff                     59              Director, CEO and President

Travis Bradford                       31              Chairman of the Board

Rainer Bosselmann                     59              Vice Chairman of the Board

Warren G. Lichtenstein                37              Director

Glen Kassan                           58              Director

Dr. Tracy Kent Pugmire                71              Director

Josh Schechter                        29              Director

Robert A. Smith                       61              Director

            Michael H. Figoff has served as President and Chief Executive
Officer and Director of the Company since May 1995. Mr. Figoff joined the
Company in 1988 and has previously served as its Executive Vice President and
Director of Marketing. Prior to joining the Company, Mr. Figoff served in various capacities with Lockheed Martin, Textron, Fairchild and Ferranti
International. Mr. Figoff received his B.S. degree in Business Administration from Woodbury University in 1973.

            Travis Bradford has been a Director of the Company since February 1,
2001 and Chairman of the Board of Directors since August 28, 2001. Mr. Bradford has been a strategic and operational consultant for over 10 years. He has served as a Vice President of Steel Partners, Ltd., a management and advisory company, since March 2002. Steel Partners, Ltd. has provided management services to Steel
Partners II, L.P. ("Steel") and other affiliates of Steel since March 2002. He has served as a Vice President of Steel Partners Services, Ltd., a management and advisory company from June 1999 to March 2002. Steel Partners Services, Ltd.
provided management services to Steel and other affiliates of Steel until March
2002, when Steel Partners, Ltd. acquired the rights to provide certain management services from Steel Partners Services, Ltd. From March 1997 to May
1999, he was a member of Holding Capital Group, LLC, an equity investment group.
Mr. Bradford received his B.B.A. in Finance from Georgia State University in

                                       13

1992, and his M.B.A. in Finance and Management from Stern School of Business at
New York University in 1996. He also attended the Ph.D. program at the
University of Chicago studying finance and economics.

            Warren G. Lichtenstein has served as a Director of the Company since
September 16, 1999. Mr. Lichtenstein has served as the Chairman of the Board,
Secretary and the Managing Member of Steel Partners, L.L.C., the general partner of Steel Partners II, L.P., since January 1, 1996. Prior to such time, Mr.
Lichtenstein was the Chairman and a director of Steel Partners, Ltd., the general partner of Steel Partners Associates, L.P., which was the general partner of Steel, from 1993 until prior to January 1, 1996. Mr. Lichtenstein was the acquisition/risk arbitrage analyst at Ballantrae Partners, L.P., a private investment partnership formed to invest in risk arbitrage, special situations and undervalued companies, from 1988 to 1990. Mr. Lichtenstein has served as a director of WebFinancial Corporation, a consumer and commercial lender, since
1996 and as its President and Chief Executive Officer since December 1997. He served as a director and the Chief Executive Officer of Gateway Industries,
Inc., a provider of database development and Web site design and development services, since 1994 and as the Chairman of the Board since 1995. Mr.
Lichtenstein has served as a Director and the President and Chief Executive
Officer of Steel Partners, Ltd. since June 1999 and as its Secretary and
Treasurer since May 2001. He has also served as Chairman of the Board of
Directors of Caribbean Fertilizer Group Ltd., a private company engaged in the production of agricultural products in Puerto Rico and Jamaica, since June 2000.
Mr. Lichtenstein is a Director of SL Industries, Inc., a manufacturer and marketer of Power and Data Quality systems and equipment for industrial, medical, aerospace and consumer applications. Mr. Lichtenstein has served as
Chairman of the Board and as Chief Executive Officer of SL Industries, Inc.
since January 24, 2002 and February 4, 2002, respectively. Mr. Lichtenstein is also a Director of the following publicly held companies: TAB Products Co., a document management company; Tandycrafts, Inc., a manufacturer of picture frames and framed art; ECC International Corp., a manufacturer and marketer of computer-controlled simulators for training personnel to perform maintenance and operator procedures on military weapons; and United Industrial Corporation, a designer and producer of defense, training, transportation and energy systems.

            Glen Kassan has been a Director of the Company since August 28,
2001. Mr. Kassan has served as Executive Vice President of Steel Partners, Ltd., a management and advisory company, since March 2002. Steel Partners, Ltd. has provided management services to Steel and other affiliates of Steel since March
2002. Mr. Kassan served as Executive Vice President of Steel Partners Services,
Ltd., a management and advisory company, from June 2001 through March 2002 and
Vice President from October 1999 through May 2001. Steel Partners Services, Ltd.
provided management services to Steel and other affiliates of Steel until March
2002, when Steel Partners, Ltd. acquired the rights to provide certain management services from Steel Partners Services, Ltd. He has also served as
Vice President, Chief Financial Officer and Secretary of WebFinancial
Corporation, a commercial and consumer lender, since June 2000. Mr. Kassan has served as Vice Chairman of the Board of Directors of Caribbean Fertilizer Group
Ltd., a private company engaged in the production of agricultural products in

                                       14

Puerto Rico and Jamaica, since June 2000. Mr. Kassan is a Director and has served as President of SL Industries, Inc., a manufacturer and marketer of Power and Data Quality systems and equipment for industrial, medical, aerospace and consumer applications, since January 2002 and February 2002, respectively. From
1997 to 1998, Mr. Kassan served as Chairman and Chief Executive Officer of Long
Term Care Services, Inc., a privately owned healthcare services company which
Mr. Kassan co-founded in 1994 and initially served as Vice Chairman and Chief
Financial Officer. Mr. Kassan is currently a Director of Tandycrafts, Inc., a manufacturer of picture frames and framed art, United Industrial Corporation, a designer and producer of defense, training, transportation and energy systems and the Chairman of the Board of US Diagnostic Inc., an operator of outpatient diagnostic imaging.

            Dr. Tracy Kent Pugmire has served as a Director of the Company since
June 1991. Since April 1992, Dr. Pugmire has served as an independent technical consultant. Dr. Pugmire currently provides consulting services to Spincraft, a
Division of Standex International, and is involved with the design and fabrication of the X-33 and X-34 rocket vehicles. Previously, Dr. Pugmire was
Executive Vice President of ARDE Inc. and worked as a Program Manager for several companies including TRW Space Systems Division, Technion Inc., AVCO
Missile and Space Systems (now a division of Textron), General Electric Space
Sciences Laboratory, and Boeing Propulsion and Mechanical Systems Department.

            Josh Schechter has been a Director of the Company since August 28,
2001. Mr. Schechter has served as an Associate of Steel Partners, Ltd., a management and advisory company since March 2002. Steel Partners, Ltd. has provided management services to Steel and other affiliates of Steel since March
2002. He has served as an Associate of Steel Partners Services, Ltd., a management and advisory company, from July 2001 to March 2002. Steel Partners
Services, Ltd. provided management services to Steel and other affiliates of
Steel until March 2002, when Steel Partners, Ltd. acquired the rights to provide certain management services from Steel Partners Services, Ltd. From March 1998 to June 2001, Mr. Schechter was an Associate in the corporate finance group at
Imperial Capital, LLC, an investment banking firm. From August 1997 to February
1998, he was a Senior Analyst at Leifer Capital, Inc., an investment banking firm. From January 1996 to June 1997, Mr. Schechter was a Tax Consultant with
Ernst & Young LLP. Mr. Schechter received his B.B.A. and M.A. in Professional
Accounting from the University of Texas at Austin in 1995.

            Robert A. Smith has served as a Director of the Company since July
1994. Mr. Smith had been President of Microsource Incorporated, a subsidiary of
Giga-tronics, from October 1998 until May 2001. Previously, Mr. Smith served as
President of the Industrial Products Group of Haskel International Inc. from
February 1995 to January 1998; President and Chief Executive Officer of
Industrial Tools Inc. from January 1994 to February 1995; President of
Engineered Filtration Company from October 1992 to January 1994; President of
Puroflow Corporation, a wholly-owned subsidiary of the Company, from February
1991 to October 1992; and President of RTS Systems Incorporated from May 1988 to
February 1991, when the company was acquired by Telex Communications, Inc. Mr.
Smith served as President of Purolator Technologies Inc. from 1980 to 1988 and

                                       15

served as the General Manager of the Filter Division of HR Textron Inc. from
1964 to 1980.

            Rainer H. Bosselmann has been a Director and Vice Chairman of the
Board since January 2, 2003. Mr. Bosselmann was Chairman of the Board, Chief
Executive Officer and a Director of Arguss from 1966 through 2002 and President of Arguss from May 1997 through 2002. Since 1996, Mr. Bosselmann served as a principal with Holding Capital Group, Inc., a firm engaged in mid-market acquisitions and investments. From 1991 through 1995, Mr. Bosselmann served as the President of Jupiter National, Inc. ("Jupiter National"), a business development company listed on the American Stock Exchange.

                          BOARD MEETINGS AND ATTENDANCE

            During the fiscal year ended January 31, 2003, the Company's Board of Directors held three meetings and acted by unanimous written consent three times. Each director attended the Board meetings and committee meetings, to the extent they were a member of such committee, held during the fiscal year ended
January 31, 2003.

                      COMMITTEES OF THE BOARD OF DIRECTORS

            The Board of Directors has a standing Audit Committee and
Compensation Committee, which did not meet during the fiscal year ended January
31, 2003. The Audit and Compensation Committees do not meet on a regular basis, but only as circumstances require. The Compensation Committee recommends to the
Board of Directors compensation of the Company's executive officers and other key personnel, reviews new or existing compensation programs and periodically reviews management perquisites and other benefits. The current members of the
Compensation Committee are Mr. Smith, Mr. Bradford and Mr. Lichtenstein. The
Audit Committee's principal functions are to recommend to the Board of Directors the firm of independent auditors to serve the Company each fiscal year and to review the plan and results of the audit by the independent accountants. The current members of the Audit Committee are Mr. Smith, Mr. Bradford and Mr.
Schechter. In accordance with NASDAQ rule 4200(a)(15), the Company believes that
Mr. Smith, Mr. Bradford and Mr. Schechter are independent directors. The members of the Audit and Compensation Committees are appointed by the Board of
Directors. The Company does not currently have a nominating committee.
Nominations to the Board of Directors are made by the entire Board.

            An Audit Committee charter is in the process of being prepared.

                                       16

                            OTHER EXECUTIVE OFFICERS

            The other current executive officers of the Company are as follows:

                 NAME                  AGE       POSITION
                 ----                  ---       --------
                 Wayne Conner           55       Vice President of Engineering
                 Dale Livingston        64       Vice President of Operations
                 Craig Montesanti       43       Vice President of Finance

            Wayne Conner has over 30 years of filtration experience and has been the Vice President of Engineering of the Company since July 1997. From 1990 to
1994, Mr. Conner served as Senior Project Engineer - New Product Development for
the Hydraulic Filter Division of Parker Hannifin Corporation. Mr. Conner also served in various capacities with Purolator Technologies Inc. Mr. Conner received his B.S. degree in Mechanical Engineering from Wayne State University in 1971.

            Dale Livingston has been the Vice President of Operations of the
Company since February 1998. From August 1995 until February 1998, Mr.
Livingston served as Director of Operations of the Company, and from October
1989 until August 1995, he served as Production Manager of the Company. Mr.
Livingston previously served in various capacities with Parker Hannifin
Corporation, Hydraulic Research/Textron, Talley Corporation, The Marquardt
Company and Teleflex Control Systems.

            Craig Montesanti has been the Vice President of Finance of the
Company since November 2001. Prior to joining the Company, Mr. Montesanti was the Director of Finance for Aspen Marketing Group, a large privately held organization. Mr. Montesanti was also Director of Finance and Administration for
VitalCom Inc. (GE Medical Group) and Trikon Technologies Inc. - both publicly traded manufacturing organizations. Mr. Montesanti also served in various capacities with Ioptex Research Inc. and General Electric Co. Mr. Montesanti
received his B.S. degree in Business Management from California State
Polytechnic University, Pomona in 1982 and his M.B.A. degree in Finance and
Management from Pepperdine University in 1993.

                                       17

                       COMPENSATION OF EXECUTIVE OFFICERS

            The following summary compensation table sets forth the aggregate compensation paid to or earned by the President and Chief Executive Officer of the Company and the four most highly compensated executive officers of the
Company (other than the President and Chief Executive Officer) whose total annual salaries and bonuses exceeded $100,000 for the year ended January 31,
2003 (the "Named Executive Officers").

                                                       Annual Compensation           Long Term Compensation
                                                 ----------------------------------  ----------------------
                                                                                     Awards       Payouts
                                                                                     --------------------
                                     Fiscal
                                      Year
                                      Ended                           Other Annual  Securities
                                     January,                         Compensation  Underlying   All Other
Name And Principal Position             31       Salary($)   Bonus($)    ($)(1)     Options(#)    Comp.($)
----------------------------------------------------------------------------------------------------------

Michael H. Figoff                      2003       165,000      --       29,990        2,000         --
  Chief Executive Officer and          2002       165,000      --       28,657         --           --
  President                            2001       165,000      --       27,101         --           --

Wayne Conner                           2003       118,130      --        8,769        2,000         --
  Vice President of Engineering        2002       113,990      --        8,215         --           --
                                       2001       106,391      --        7,813         --           --

Dale Livingston                        2003       114,304      --        7,205        2,000         --
  Vice President of Operations         2002       108,544      --        6,828         --           --
                                       2001       102,400      --        6,554         --           --

Craig Montesanti                       2003       120,625      --       11,769        2,000         --
  Vice President of Finance            2002        31,150(2)   --        2,804         --           --
                                       2001            --      --           --         --           --

--------------------
(1)   Represents Company-reimbursed automobile expenses of such executive and life and disability insurance premiums paid by the Company.

(2)   Mr. Montesanti has been employed by the Company since November 5, 2001.

                                       18

                                 OPTION MATTERS

            Option grants for the fiscal year ended January 31, 2003. The following table provides certain information regarding individual grants of stock options made during the fiscal year ended January 31, 2003, to each of the
Named Executive Officers. While the Commission-mandated column headings refer to stock appreciation rights ("SARS"), the Company has not awarded any SARS to its
Named Executive Officers.

                                               Individual grants
---------------------------------------------------------------------------------------------------------------
                      Number of securities     Percent of total
                          underlying         options/SARs granted
                      option/SARs granted   to employees in fiscal   Exercise of base price
     Name                   (#)                   year                     ($/Sh)               Expiration Date
     (a)                    (b)                    (c)                       (d)                    (e)
---------------------------------------------------------------------------------------------------------------
Michael H. Figoff          2,000                  20.0%                     5.70                 04/04/2012
Wayne Conner               2,000                  20.0%                     5.70                 04/04/2012
Dale Livingston            2,000                  20.0%                     5.70                 04/04/2012
Craig Montesanti           2,000                  20.0%                     5.70                 04/04/2012

            Aggregate Option Exercises in Last Fiscal Year. The following table provides certain information regarding stock option ownership and exercises by the Named Executive Officers, as well as the number and assumed value of exercisable and unexercisable options held by those persons during the fiscal year ended January 31, 2003. No options were exercised by any of the Named
Executive Officers during the fiscal year ended January 31, 2003.

                                                                      Number of Securities
                                                                     Underlying Unexercised            Value of Unexercised In-
                                                                     Options/SARs At FY-End            The-Money Options/SARs
                          Shares Acquired                                      (#)                           At FY-End ($)
      Name                On Exercise (#)      Value Realized ($)    Exercisable/Unexercisable         Exercisable/Unexercisable
      (a)                       (b)                  (c)                       (d)                               (e)
--------------------------------------------------------------------------------------------------------------------------------

Michael H. Figoff             --                     --                    0 / 2,000                          0 / 3,600
Wayne Conner                  --                     --                    0 / 2,000                          0 / 3,600
Dale Livingston               --                     --                    0 / 2,000                          0 / 3,600
Craig Montesanti              --                     --                    0 / 2,000                          0 / 3,600

                           SENIOR EXECUTIVE BONUS PLAN

            The Compensation Committee developed and approved a senior executive bonus plan on April 4, 2002. The senior executive bonus plan has specific performance targets. Bonuses are to be paid under the bonus plan only if performance goals that were set at the beginning of the fiscal year are achieved by the end of the fiscal year. Accordingly, the actual bonuses paid will vary

                                       19

depending on actual performance. In general, the performance goals set at the beginning of the fiscal year were linked to factors such as annual revenue, earnings before interest, taxes, depreciation and amortization (EBITDA) and equity. No bonuses were granted for the fiscal year ended January 31, 2003.

                    DESCRIPTION OF THE 2001 STOCK OPTION PLAN

            In August 2001, the Board of Directors adopted and the Stockholders approved the 2001 Stock Option Plan. The 2001 Stock Option Plan was authorized to issue options to purchase a maximum of 33,333 shares of common stock. The maximum number of shares may be adjusted in certain events, such as a stock split, reorganization or recapitalization. Employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible to receive incentive stock options. In the event incentive stock options are granted, the aggregate fair market value of the common stock issuable under such options for each optionee during any calendar year cannot exceed $100,000. This limit does not apply to non-qualified options. To the extent that an incentive stock option exceeds the $100,000 threshold, the excess will be treated as a non-qualified option.

            The Company will receive no monetary consideration for the grant of options under the 2001 Stock Option Plan. In the case of an incentive stock option, the exercise price cannot be less than the fair market value (as defined in the 2001 Stock Option Plan) of the common stock on the date the option is granted. If the optionee is a Stockholder who beneficially owns 10% or more of the outstanding common stock, the exercise price of incentive stock options may not be less than 110% of the fair market value of the common stock. The term of an option cannot exceed ten years; provided, however, that the term of options granted to owners of 10% or more of the outstanding shares of common stock cannot exceed five years.

            The 2001 Stock Option Plan will terminate automatically and no options may be granted after July 19, 2011 (the "Termination Date"); provided, however, that the 2001 Stock Option Plan may be terminated by the Board of
Directors at any time prior to the Termination Date. Termination of the 2001
Stock Option Plan will not affect options that were granted prior to the
Termination Date.

            As of January 31, 2003, there were 10,000 options granted under the
2001 Stock Option Plan.

                    DESCRIPTION OF THE 1991 STOCK OPTION PLAN

            In 1991, the Board of Directors adopted and the Stockholders approved the 1991 Stock Option Plan (the "1991 Option Plan"). Under the 1991
Stock Option Plan, the maximum number of shares of common stock that may be subject to options may not exceed an aggregate of 33,333 shares. The maximum number of shares may be adjusted in certain events, such as a stock split, reorganization or recapitalization. Employees (including officers and directors who are employees) of the Company or its subsidiaries are eligible to receive incentive stock options, but may receive non-qualified options. Options may also

                                       20

be granted to other persons, provided that such options shall be non-qualified options. In the event of incentive options, the aggregate fair market value of the common stock with respect to which such options become first exercisable by the holder during any calendar year cannot exceed $100,000. This limit does not apply to non-qualified options. To the extent an option that otherwise would be an incentive option exceeds this $100,000 threshold, it will be treated as a non-qualified option.

            This plan was terminated upon consummation of the 2001 Stock Option
Plan. As of January 31, 2003, there were options for 8,333 shares of common stock outstanding of which options for 8,131 shares of common stock are exercisable.

                       EMPLOYMENT AND SEVERANCE AGREEMENTS

            On March 1, 1993, the Company entered into an employment agreement with Michael Figoff pursuant to which Mr. Figoff agreed to serve as the
Executive Vice President of the Company for a term of five years at an annual base salary of $95,000. Effective February 14, 1994, Mr. Figoff's annual base salary was increased to $104,500. Mr. Figoff was appointed President of the
Company in February 1995, and was appointed President and Chief Executive
Officer in May 1995. In April 1997, Mr. Figoff's annual base salary was increased to $165,000. On July 9, 1998, the Company extended Mr. Figoff's employment agreement for a term of five years at an annual base salary of
$165,000. In January 2003, the Company extended Mr. Figoff's employment agreement for a term of one year.

                              DIRECTOR COMPENSATION

            Each outside director of the Company receives a $2,500 annual fee, plus $300 for each formal meeting attended. Directors are also reimbursed for reasonable expenses actually incurred in connection with attending each formal meeting of the Board of Directors or any committee thereof. The Company's outside directors are currently Messrs. Bradford, Lichtenstein, Kassan,
Schechter, Bosselmann, Smith and Dr. Pugmire. There is a Management Agreement
between Steel Partners, Ltd. (an affiliate of Steel Partners II, L.P., which beneficially owns approximately 35.6% of the Company's common stock, and of which Warren Lichtenstein (a member of the Company's Board of Directors) is the managing member of the general partner) and the Company relating to the provision of certain management advisory and consulting services. Pursuant to the terms of such agreement, Messrs. Bradford, Lichtenstein, Kassan and
Schechter waived their Board of Directors fees.

                       ACCELERATION OF OUTSTANDING OPTIONS

            Pursuant to the terms of the Company's 2001 Stock Option Plan, the vesting with respect to all issued and outstanding options to purchase common stock of the Company will accelerate and become fully exercisable upon a "change in control."

                                       21

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of the
Company's common stock (collectively, the "Reporting Persons") to file with the
Commission (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such common stock. Such
Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of copies of Section 16(a) reports and representations received by the Company from Reporting Persons, and without conducting any independent investigations of its own, the Company believes that no Reporting Person failed to timely file
Forms 3, 4, and 5 with the Commission during the fiscal year ended January 31,
2003, other than Rainer Bosselmann who failed to timely file a Form 4, with respect to the purchase of Company common stock by his wife on January 3, 2003 and January 6, 2003. Mr. Bosselmann did file a Form 4 with respect to these transactions on January 9, 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            Reuben M. Siwek, the former Chairman of the Board of Directors of the Company, renders legal services to the Company. The Company incurred expenses of approximately $1,750 and $53,636 during the fiscal years ended
January 31, 2003 and 2002, for legal services rendered by Mr. Siwek.

            Rainer Bosselmann, the Vice Chairman of the Board of Directors, is a
principal of the Bosselmann Group, which in connection with the Private
Placement will purchase at least $2 million of the Private Placement Common
Stock at $7.75 per share. Additionally, for services provided in connection with the Private Placement, the Bosselmann Group has been issued warrants to purchase
180,000 shares of the Company common stock at $7.75 per share. These warrants can only be exercised in the event that the Company Stockholders approve the
Private Placement and the Private Placement is consummated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth certain information as of January 31,
2003 regarding the beneficial ownership of common stock by (A) each person known by the Company to own beneficially more than five percent of the common stock,
(B) each director and each of the Private Placement Directors of the Company,
(C) each of the "Named Executive Officers" (as defined in "Executive
Compensation - Summary Compensation Table"), and (D) all executive officers, directors and director nominees of the Company as a group. Unless otherwise indicated, the address of each person named in the table below is c/o Puroflow
Incorporated, 10616 Lanark Street, Sun Valley, California 91352.

                                       22

                                         Number of Shares                    Percentage
Name                                   Beneficially Owned(1)            Beneficially Owned(1)
---------------------------------------------------------------------------------------------

Steel Partners II, L.P.                    175,840(2)                         35.6%
Warren G. Lichtenstein                     175,840(2)                         35.6%
David S. Nagelberg                          30,623(3)                          6.2%
Michael H. Figoff                           14,331(4)(9)                       2.9%
Robert A. Smith                                366(5)                             *
Dale Livingston                              2,025(6)(9)                          *
Dr. Tracy Kent Pugmire                       1,400                                *
Wayne Conner                                 2,531(7)(9)                          *
Travis Bradford                                  -(2)                             *
Glen Kassan                                      -(2)                             *
Joshua Schechter                                 -(2)                             *
Rainer Bosselmann                           23,850(8)                          4.8%
DeSoto Jordon                                    -                                *
James Quinn                                      -                                *
Daniel Levinson                                  -                                *
Craig Montesanti                               666(9)                             *
All directors and executive
officers as a group (ten
persons (excluding the Private
Placement Directors))                      251,632                            50.9%

------------------------
* Less than 1%
(1)    As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of the date shown above.
(2)    Based upon a Form 4, filed with the Commission by Steel Partners II, L.P.
       and its affiliates. Mr. Lichtenstein is deemed to beneficially own all of the shares held by Steel Partners II, L.P. The business address of Steel
       Partners and Messrs. Lichtenstein, Bradford, Kassan and Schechter is 150
       East 52nd Street, 21st Floor, New York, New York 10020.
(3)    Based upon a Schedule 13G filed with the Commission by Mr. Nagelberg.
       Includes 6,617 shares owned by The Nagelberg Family Trust over which Mr.
       Nagelberg and his spouse, as trustees, share voting and dispositive power. The business address of Mr. Nagelberg is c/o M.H. Meyerson & Co.,
       Inc., P.O. Box 2142, Rancho Santa Fe, California 92067-2142.

                                       23

(4)    Includes (a) options to purchase 3,667 shares of common stock, all of which are fully vested, and (b) 533 shares of common stock owned by Mr.
       Figoff's spouse. Mr. Figoff disclaims beneficial ownership of the shares owned by his spouse.
(5)    Includes 366 shares of common stock owned jointly by Mr. Smith and his spouse.
(6)    Includes options to purchase 933 shares of common stock, all of which are fully vested.
(7)    Includes options to purchase 1,519 shares of common stock, all of which are fully vested.
(8)    Does not include the warrants granted to the Bosselmann Group (Rainer
       Bosselmann is a principal of the Bosselmann Group) to purchase 180,000 shares of the Company common stock at the price of $7.75 per share. These warrants can only be exercised in the event that the Company Stockholders approve the Private Placement and the Private Placement is consummated.
(9)    Includes options to purchase 666 shares of common stock, all of which shall vest on April 4, 2003.

                                       24

                                 PROPOSAL NO. 2

             APPROVAL OF THE AMENDMENT TO THE 2001 STOCK OPTION PLAN

INTRODUCTION

            We are asking you to approve an amendment to our 2001 Stock Option
Plan, to increase the total number of shares of common stock reserved for issuance under the Stock Option Plan to 250,000 shares, as well as to increase the maximum number of shares of common stock that may be subject to options granted under the 2001 Stock Option Plan to any individual in any calendar year to 100,000 shares (the "Option Plan Amendment").

            As of the Record Date, 33,333 shares were reserved for issuance under the 2001 Stock Option Plan, of which 23,333 options were available for grant and 10,000 options were issued and outstanding.

            Since the Option Plan Amendment is a condition to the consummation of the Private Placement, the Board of Directors believes it is in the Company's and its Stockholders' best interests to approve the Option Plan Amendment.
Pursuant to the Option Plan Amendment, the Company would be able to utilize the increase in the number of options available to make acquisitions.

            The following is a brief summary of the 2001 Stock Option Plan. The description contained below in this proxy should be reviewed carefully. The
Summary is qualified by reference to the 2001 Stock Option Plan, which is attached hereto as Appendix B, as proposed to be amended.

DESCRIPTION OF THE 2001 STOCK OPTION PLAN

            In August 2001, the Board of Directors adopted and the Stockholders approved the 2001 Stock Option Plan. The 2001 Stock Option Plan was authorized to issue options to purchase a maximum of 33,333 shares of common stock. The maximum number of shares may be adjusted in certain events, such as a stock split, reorganization or recapitalization. Employees (including officers and
Directors who are employees) of the Company or its subsidiaries are eligible to receive incentive stock options. In the event incentive stock options are granted, the aggregate fair market value of the common stock issuable under such options for each optionee during any calendar year cannot exceed $100,000. This limit does not apply to non-qualified options. To the extent that an incentive stock option exceeds the $100,000 threshold, the excess will be treated as a non-qualified option.

            The Company will receive no monetary consideration for the grant of options under the 2001 Stock Option Plan. In the case of an incentive stock option, the exercise price cannot be less than the fair market value (as defined in the 2001 Stock Option Plan) of the common stock on the date the option is granted. If the optionee is a Stockholder who beneficially owns 10% or more of

                                       25

the outstanding common stock, the exercise price of incentive stock options may not be less than 110% of the fair market value of the common stock. The term of an option cannot exceed ten years; provided, however, that the term of options granted to owners of 10% or more of the outstanding shares of common stock cannot exceed five years.

            The 2001 Stock Option Plan will terminate automatically and no options may be granted after July 19, 2011 (the "Termination Date"); provided, however, that the 2001 Stock Option Plan may be terminated by the Board of
Directors at any time prior to the Termination Date. Termination of the 2001
Stock Option Plan will not affect options that were granted prior to the
Termination Date.

            As of January 31, 2003, there were 10,000 options granted under the
2001 Stock Option Plan.

            No options to purchase shares of common stock were exercised by any of the Named Executive Officers during the fiscal year ended January 31, 2003.
The Named Executive Officers received grants of stock options in the fiscal year ended January 31, 2003 as listed in the table below. During the fiscal year ended January 31, 2003, options to purchase shares of common stock have been granted pursuant to the 2001 Stock Option Plan to (i) the Named Executive
Officers and (ii) Non-Executive Officer Employees as set forth below.

                  Name And Position              Number Of Units

Michael H. Figoff                                    2,000
Chief Executive Officer and President

Wayne Conner                                         2,000
Vice President of Engineering

Dale Livingston                                      2,000
Vice President of Operations

Craig Montesanti                                     2,000
Vice President of Finance

Named Executive Officers                             8,000(1)

Non-Executive Director Group

Non-Executive Officer Employee Group                 2,000(2)

                                       26

------------------------
(1) The number of units for the Named Executive Officers represents the aggregate number of units for Messrs. Figoff, Conner, Livingston and Montesanti.
(2) Options granted to Sandy Yoshisato.

            If approved, the Option Plan Amendment would increase the total number of shares of common stock reserved for issuance under the 2001 Stock
Option Plan to 250,000 shares, as well as increase the maximum number of shares of common stock that may be subject to options granted under the 2001 Stock
Option Plan to any individual in any calendar year to 100,000 shares from 13,333 shares.

ADMINISTRATION

            The 2001 Stock Option Plan is administered by the Stock Option
Committee (the "Committee"). The Committee selects the optionees who will be granted options to purchase shares of common stock under the 2001 Stock Option
Plan and, subject to the provisions of the 2001 Stock Option Plan, determines the terms and conditions and number of shares of common stock subject to each such option. The Committee also makes any other determinations necessary or advisable for the administration of the 2001 Stock Option Plan. The determinations by the Committee are final and conclusive. The options granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated officers that are intended to qualify as performance based compensation under Section 162(m) of the United States Internal Revenue Code of
1986, as amended (the "Code"), may only be granted by a stock option committee comprised of two or more directors who are "Non-Employee Directors" (as such term is defined in Rule 16b-3 of the Securities and Exchange Act of 1934, as
amended) and "Outside Directors" (as such term is defined in Rule 162(m) of the
Code). Options granted under the 2001 Stock Option Plan shall vest and become exercisable at such times as shall be determined by the Committee.

OPTIONS

            Upon the grant of an option to purchase shares of common stock under the 2001 Stock Option Plan, the Committee will fix the number of shares of the
Company's common stock that the optionee may purchase upon exercise of such option and the price at which the shares may be purchased, subject to the terms of the 2001 Stock Option Plan. Payment of the exercise price for shares of common stock subject to options may be made with cash, check or such other instrument as may be acceptable to the Company. Full payment for shares of common stock exercised must be made at the time of exercise.

FEDERAL INCOME TAX CONSEQUENCES

            INCENTIVE STOCK OPTIONS. Incentive stock options granted under the
2001 Stock Option Plan are intended to be "incentive stock options" as defined by Section 422 of the Code. Under present law, the grantee of an incentive stock option will not realize taxable income upon the grant or the exercise of the

                                       27

incentive stock option and the Company will not receive an income tax deduction at either such time. If the grantee does not sell the shares acquired upon exercise of an incentive stock option within either (i) two years after the grant of the incentive stock option or (ii) one year after the date of exercise of the incentive stock option, the gain upon a subsequent sale of the shares will be taxed as long-term capital gain. If the grantee, within either of the above periods, disposes of the shares acquired upon exercise of the incentive stock option, the grantee will recognize as ordinary income an amount equal to the lesser of (i) the gain realized by the grantee upon such disposition or (ii)
the difference between the exercise price and the fair market value of the shares on the date of exercise. In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the grantee. The gain in excess of such amount recognized by the grantee as ordinary income would be taxed as a long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment). Pursuant to the Code, Incentive
Stock options will not be permitted to be granted under the 2001 Stock Option
Plan following July 19, 2011.

            Unless the shares subject to an incentive stock option are subject to a risk of forfeiture at the time the option is exercised, the exercise of the incentive stock option will result in the excess of the stock's fair market value on the date of exercise over the exercise price being included in the optionee's alternative minimum taxable income ("AMTI"). If the shares are subject to a risk of forfeiture and are nontransferable, the excess described above will be included in AMTI when the risk of forfeiture lapses or the shares become transferable, whichever occurs sooner. Liability for the alternative minimum tax is complex and depends upon an individual's overall tax situation.
Before exercising an incentive stock option, a grantee should discuss the possible application of the alternative minimum tax with his tax advisor in order to determine the tax's impact.

            NON-QUALIFIED STOCK OPTIONS. Upon exercise of a non-qualified stock option granted under the 2001 Stock Option Plan, the grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares received over the exercise price of such shares. That amount increases the grantee's basis in the stock acquired pursuant to the exercise of the non-qualified option. Upon a subsequent sale of the stock, the grantee will incur short-term or long-term gain or loss depending upon his holding period for the shares and upon the shares' subsequent appreciation or depreciation in the value. The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the grantee upon the grantee's exercise of the option.

            SUMMARY OF TAX CONSEQUENCES. The foregoing outline is no more than a summary of the federal income tax provisions relating to the grant and exercise of options and stock appreciation rights under the 2001 Stock Option Plan and the sale of shares acquired under the 2001 Stock Option Plan. Individual circumstances may vary these results. The federal income tax laws and regulations are constantly being amended, and each participant should rely upon his own tax counsel for advice concerning the federal income tax provisions applicable to the 2001 Stock Option Plan.

                                       28

REQUIRED APPROVAL BY STOCKHOLDER

            Approval of the Option Plan Amendment described in this Proposal No.
2 requires the affirmative vote of a majority of the total votes cast by holders of the outstanding shares of common stock present in person or represented by proxy at the Special Meeting and entitled to vote at the meeting.

            The Company has been informed by Steel Partners II, L.P., who beneficially owns 175,840 shares, representing 35.6% of the Company's outstanding common stock, that they intend to vote in favor of Proposal No. 2.

            If the Option Plan Amendment is approved by the Stockholders
(Proposal 2), but the issuance of the Private Placement Common Stock in the
Private Placement (Proposal 1) is not approved by the Stockholders, the Option
Plan Amendment will not be implemented and no increase to the number of shares of common stock reserved for issuance under the 2001 Stock Option Plan will result.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS HAS APPROVED THE MATTERS INCLUDED IN PROPOSAL
NO. 2 AND BELIEVES THAT THEY ARE FAIR TO, AND IN THE BEST INTERESTS OF, US AND
OUR STOCKHOLDERS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                                       29

                                  OTHER MATTERS

            The Company knows of no other matters to be submitted to
Stockholders at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
PUROFLOW INCORPORATED

March 20, 2003

                                       30

                                                                      APPENDIX A

March 7, 2003

PUROFLOW, INCORPORATED
Board of Directors
10616 Lanark Street
Sun Valley, CA 91352

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to Puroflow, Incorporated ("Puroflow" or the "Company") of the private sale of a minimum of 1.3 million and a maximum of 2.6 million of the Company's non-registered shares of common stock at the price of $7.75 per share (the
"Private Placement"). The terms and conditions of the Private Placement are more fully defined in the executed non-binding term sheet dated December 31, 2002, among the Company, the Bosselmann Group, Rainer Bosselmann, Haywood Miller, and
Arthur Trudel (the "Term Sheet").

In connection with the rendering of this opinion, we have:

(i) Reviewed the Term Sheet;
(ii) Analyzed certain historical business and financial information relating to the Company, including a draft of Puroflow's financial statements for the fiscal year ended ("FYE") January 31, 2003;
(iii) Reviewed certain information including financial forecasts relating to the business, earnings, taxes and cash flow, furnished to us by management of
Puroflow;
(iv) Reviewed the Company's business plan dated June 4, 2002;
(v) Reviewed the Company's projections for FYE January 31, 2004 through 2006;
(vi) Discussed and reviewed with management the outcome of the marketing process of the Company;
(vii) Reviewed the preliminary letters of interest from three strategic buyers;
(viii) Reviewed certain publicly available business and financial information relating to Puroflow that we deemed to be relevant;
(ix) Conducted discussions with members of senior management of Puroflow concerning the matters described in clauses (i) through (viii) above, as well as the prospects and strategic objectives of Puroflow;
(x) Reviewed public information with respect to certain other companies with financial profiles which we deemed to be relevant;

                                      A-1

(xi) Reviewed the historical market prices and trading activity for Puroflow's common stock one year prior to the date of Puroflow's public announcement of the
Private Placement through March 4, 2003; and
(xii) Conducted such other financial studies, analyses and investigation and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

With your consent, we have relied upon the accuracy and completeness of the foregoing financial and other information and have not assumed responsibility for independent verification of such information or conducted any independent valuation or appraisal of any assets of the Company or any appraisal or estimate of liabilities of the Company. With respect to the financial forecasts, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of
Puroflow as to the future financial performance of Puroflow. We have also relied upon the assurances of senior management of Puroflow that they are unaware of any facts that would make the information or financial forecasts provided to us incomplete or misleading. We assume no responsibility for, and express no view, as to such forecasts or the assumptions on which they are based. With your consent, we have assumed that the Company has complied and will comply with all material terms of the Term Sheet in effecting the Private Placement.

Our opinion expressed herein has been prepared for the information of the
Company, and our opinion is rendered only in connection with the Private
Placement and not in connection with any other transaction. No opinion is expressed herein, nor should one be implied, as to the fair market value of
Puroflow's equity or the prices at which they may trade at any time. It is understood that this opinion may not be disclosed or otherwise referred to or used for any other purpose without our prior written consent, except as may otherwise be required by law or by a court of competent jurisdiction.

Imperial Capital, LLC, in the ordinary course of its business, may actively trade the equity securities of the Company for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in the securities.

Based on and subject to the foregoing, we are of the opinion that as of the date hereof, the consideration received by Puroflow in the Private Placement is fair to the Company from a financial point of view.

Very truly yours,

Imperial Capital, LLC

                                      A-2

                                                                      APPENDIX B

                              PUROFLOW INCORPORATED

                             2001 STOCK OPTION PLAN

            1.   PURPOSE OF THE PLAN.

                 This 2001 Stock  Option  Plan (the  "Plan") is  intended  as an incentive,  to retain in the employ of and as directors,  officers,  consultants and advisors to PUROFLOW  INCORPORATED,  a Delaware  corporation (the "Company")
and any  Subsidiary of the Company,  within the meaning of Section 424(f) of the
United States Internal Revenue Code of 1986, as amended (the "Code"), persons of training, experience and ability, to attract new employees, directors, officers, consultants  and advisors whose services are considered  valuable,  to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

                 It is further intended that certain options granted pursuant to the Plan shall constitute  incentive stock options within the meaning of Section
422 of the Code (the  "Incentive  Options")  while certain other options granted pursuant to the Plan shall be  nonqualified  stock  options  (the  "Nonqualified
Options").  Incentive Options and Nonqualified  Options are hereinafter referred to collectively as "Options."

                 The Company intends that the Plan meet the requirements of Rule
16b-3 ("Rule 16b-3")  promulgated under the Securities  Exchange Act of 1934, as amended (the  "Exchange  Act") and that  transactions  of the type  specified in subparagraphs  (c) to (f)  inclusive of Rule 16b-3 by officers and  directors of the Company  pursuant to the Plan will be exempt from the  operation  of Section
16(b)  of the  Exchange  Act.  Further,  the Plan is  intended  to  satisfy  the performance-based  compensation exception to the limitation on the Company's tax deductions  imposed by Section  162(m) of the Code with respect to those Options for which qualification for such exception is intended. In all cases, the terms, provisions,  conditions  and  limitations  of the Plan  shall be  construed  and interpreted consistent with the Company's intent as stated in this Section 1.

            2.   ADMINISTRATION OF THE PLAN.

                 The Board of  Directors  of the  Company  (the  "Board")  shall appoint and maintain as administrator of the Plan a Committee (the  "Committee")
consisting of two or more  directors who are  "Non-Employee  Directors" (as such term is defined in Rule 16b-3) and "Outside  Directors" (as such term is defined in Section 162(m) of the Code),  which shall serve at the pleasure of the Board.
The  Committee,  subject to  Sections 3 and 5 hereof,  shall have full power and authority  to  designate  recipients  of  Options,  to  determine  the terms and conditions of respective Option agreements (which need not be identical) and to

                                      B-1

interpret  the  provisions  and supervise the  administration  of the Plan.  The
Committee  shall have the  authority,  without  limitation,  to designate  which
Options  granted  under the Plan shall be  Incentive  Options and which shall be
Nonqualified  Options. To the extent any Option does not qualify as an Incentive
Option, it shall constitute a separate Nonqualified Option.

                 Subject to the  provisions  of the Plan,  the  Committee  shall interpret the Plan and all Options granted under the Plan, shall make such rules as it deems necessary for the proper  administration of the Plan, shall make all other  determinations  necessary or advisable for the administration of the Plan and  shall  correct  any  defects  or  supply  any  omission  or  reconcile  any inconsistency in the Plan or in any Options granted under the Plan in the manner and to the extent that the  Committee  deems  desirable to carry into effect the
Plan or any Options.  The act or  determination  of a majority of the  Committee shall be the act or  determination  of the Committee and any decision reduced to writing  and  signed  by all of the  members  of the  Committee  shall  be fully effective as if it had been made by a majority at a meeting  duly held.  Subject to the  provisions of the Plan,  any action taken or  determination  made by the
Committee  pursuant  to  this  and the  other  Sections  of the  Plan  shall  be conclusive on all parties.

                 In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant,  award or other  acquisition under the Plan of Options or Stock as  hereinafter  defined does not consist of two or more Non-Employee  Directors,  or if there shall be no such Committee,  then the
Plan shall be administered by the Board, and references  herein to the Committee
(except in the proviso to this sentence) shall be deemed to be references to the
Board,  and any such  grant,  award  or other  acquisition  may be  approved  or ratified in any other manner  contemplated  by  subparagraph  (d) of Rule 16b-3;
provided, however, that options granted to the Company's Chief Executive Officer or to any of the Company's other four most highly compensated  officers that are intended to qualify as  performance-based  compensation  under Section 162(m) of the Code may only be granted by the Committee.

            3.   DESIGNATION OF OPTIONEES.

                 The  persons   eligible  for   participation  in  the  Plan  as
recipients of Options (the "Optionees")  shall include  employees,  officers and directors of, and  consultants  and advisors to, the Company or any  Subsidiary;
provided that Incentive  Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Optionees,  and in determining the number of shares to be covered by each Option  granted to  Optionees,  the  Committee  may consider  the  office  or  position  held  by the  Optionee  or  the  Optionee's relationship to the Company,  the Optionee's  degree of  responsibility  for and contribution  to the growth and  success of the Company or any  Subsidiary,  the
Optionee's length of service,  age, promotions,  potential and any other factors that the  Committee may consider  relevant.  An Optionee who has been granted an
Option  hereunder  may be  granted  an  additional  Option  or  Options,  if the
Committee shall so determine.

                                      B-2

            4.   STOCK RESERVED FOR THE PLAN.

                 Subject to adjustment as provided in Section 7 hereof,  a total of 250,000 shares of the Company's  Common Stock,  $.01 par value per share (the
"Stock"),  shall be subject to the Plan.  The maximum  number of shares of Stock that may be subject to options  granted under the Plan to any  individual in any calendar year shall not exceed  100,000,  and the method of counting such shares shall conform to any requirements  applicable to performance-based  compensation under Section  162(m) of the Code. The shares of Stock subject to the Plan shall consist of unissued shares,  treasury shares or previously issued shares held by any  Subsidiary of the Company,  and such amount of shares of Stock shall be and is hereby reserved for such purpose. Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the
Plan  shall  cease to be  reserved  for the  purposes  of the  Plan,  but  until termination  of the Plan the  Company  shall at all times  reserve a  sufficient number of  shares of Stock to meet the  requirements  of the  Plan.  Should  any
Option expire or be canceled  prior to its exercise in full or should the number of shares of Stock to be  delivered  upon the  exercise  in full of an Option be reduced for any reason,  the shares of Stock theretofore  subject to such Option may be subject to future Options under the Plan, except where such reissuance is inconsistent with the provisions of Section 162(m) of the Code.

            5.   TERMS AND CONDITIONS OF OPTIONS.

                 Options  granted  under  the  Plan  shall  be  subject  to  the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

            (a)  OPTION  PRICE.  The  purchase  price  of each  share  of  Stock purchasable  under an Incentive  Option shall be  determined by the Committee at the time of grant,  but shall not be less than 100% of the Fair Market Value (as defined  below)  of such  share of Stock on the  date  the  Option  is  granted;
PROVIDED,  HOWEVER,  that with  respect  to an  Optionee  who,  at the time such
Incentive  Option is granted,  owns (within the meaning of Section 424(d) of the
Code) more than 10% of the total  combined  voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock shall be at least  110% of the Fair  Market  Value  per  share of Stock on the date of
grant.  The  purchase  price  of  each  share  of  Stock   purchasable  under  a
Nonqualified  Option shall not be less than 80% of the Fair Market Value of such share of Stock on the date the Option is granted; PROVIDED,  HOWEVER, that if an option  granted  to  the  Company's  Chief  Executive  Officer  or to any of the
Company's other four most highly compensated  officers is intended to qualify as performance-based  compensation  under Section  162(m) of the Code, the exercise price of such Option  shall not be less than 100% of the Fair  Market  Value (as such term is  defined  below) of such  share of Stock on the date the  Option is granted.  The exercise  price for each Option shall be subject to  adjustment as provided in Section 7 below.  "Fair  Market  Value"  means the closing  price of publicly  traded shares of Stock on the principal  securities  exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the

                                      B-3

NASDAQ Stock Market (if the shares of Stock are  regularly  quoted on the NASDAQ
Stock Market),  or, if not so listed or regularly  quoted,  the mean between the closing  bid and  asked  prices  of  publicly  traded  shares  of  Stock  in the over-the-counter  market,  or,  if  such  bid  and  asked  prices  shall  not be available,  as reported by any nationally  recognized quotation service selected by the Company,  or as determined by the Committee in a manner  consistent  with the  provisions  of the Code.  Anything  in this  Section  5(a) to the  contrary notwithstanding,  in no event  shall the  purchase  price of a share of Stock be less than the  minimum  price  permitted  under the  rules and  policies  of any national securities exchange on which the shares of Stock are listed.

            (b)  OPTION  TERM.  The  term of each  Option  shall be fixed by the
Committee, but no Option shall be exercisable more than ten years after the date such  Option is granted  and in the case of an  Incentive  Option  granted to an
Optionee  who, at the time such  Incentive  Option is granted,  owns (within the meaning  of  Section  424(d)  of the Code)  more than 10% of the total  combined voting  power of all  classes of stock of the Company or of any  Subsidiary,  no such Incentive  Option shall be exercisable  more than five years after the date such Incentive Option is granted.

            (c) EXERCISABILITY. Subject to Section 5(j) hereof, Options shall be exercisable  at such time or times and subject to such terms and  conditions  as shall be determined by the Committee.

                Upon the occurrence of a "Change in Control" (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion. In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of
Company Stock subject to such Option, an amount equal to the excess of the Fair
Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

            For  purposes  of the Plan,  a Change in Control  shall be deemed to have occurred if:

                        (i) a tender offer (or series of related  offers)  shall
            be made  and  consummated  for the  ownership  of 50% or more of the outstanding voting securities of the Company,  unless as a result of such tender offer more than 50% of the outstanding voting securities of the  surviving  or  resulting  corporation  shall be owned in the aggregate  by the  shareholders  of  the  Company  (as  of the  time immediately  prior to the commencement of such offer),  any employee
            benefit  plan  of  the  Company  or  its  Subsidiaries,   and  their
            affiliates;

                        (ii) the Company  shall be merged or  consolidated  with
            another   corporation,   unless  as  a  result  of  such  merger  or
            consolidation more than 50% of the outstanding voting securities of

                                      B-4

            the  surviving  or  resulting  corporation  shall  be  owned  in the aggregate  by the  shareholders  of  the  Company  (as  of the  time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

                        (iii) the Company  shall sell  substantially  all of its
            assets  to  another  corporation  that is not  wholly  owned  by the
            Company,  unless  as a result  of such  sale  more  than 50% of such assets shall be owned in the  aggregate by the  shareholders  of the
            Company (as of the time immediately prior to such transaction),  any employee  benefit plan of the Company or its  Subsidiaries and their affiliates; or

                        (iv) a Person (as defined  below)  shall  acquire 50% or
            more of the outstanding  voting  securities of the Company  (whether directly, indirectly, beneficially or of record), unless as a result of  such  acquisition  more  than  50%  of  the  outstanding  voting securities of the surviving or resulting  corporation shall be owned in the aggregate by the  shareholders of the Company (as of the time immediately  prior to the first  acquisition  of such  securities by such  Person),  any  employee  benefit  plan of the  Company  or its
            Subsidiaries, and their affiliates.

            For purposes of this Section  5(c),  ownership of voting  securities shall take into account and shall  include  ownership as  determined by applying the  provisions of Rule  13d-3(d)(I)(i)  (as in effect on the date hereof) under the  Exchange  Act. In  addition,  for such  purposes,  "Person"  shall have the meaning  given in Section  3(a)(9) of the Exchange  Act, as modified and used in
Sections  13(d) and 14(d) thereof;  however,  a Person shall not include (A) the
Company or any of its  Subsidiaries;  (B) a trustee or other  fiduciary  holding securities  under  an  employee  benefit  plan  of  the  Company  or  any of its
Subsidiaries;  (C) an underwriter  temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company.

            (d) METHOD OF EXERCISE.  Options to the extent then  exercisable may be exercised in whole or in part at any time during the option period, by giving written  notice to the  Company  specifying  the number of shares of Stock to be purchased,  accompanied by payment in full of the purchase price, in cash, or by check  or such  other  instrument  as may be  acceptable  to the  Committee.  As determined by the Committee, in its sole discretion,  at or after grant, payment in full or in part may be made at the  election of the  Optionee (i) in the form of Stock owned by the  Optionee  (based on the Fair Market Value of the Stock on the trading day before the Option is exercised)  which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the
Company  from the shares of Stock  otherwise to be received  with such  withheld shares of Stock having a Fair Market Value on the date of exercise  equal to the exercise  price  of the  Option,  or (iii) by a  combination  of the  foregoing, provided that the combined value of all cash and cash  equivalents  and the Fair
Market Value of any shares surrendered to the Company is at least equal to such

                                      B-5

exercise  price and except with  respect to (ii)  above,  such method of payment will not cause a  disqualifying  disposition  of all or a  portion  of the Stock received upon exercise of an Incentive  Option. An Optionee shall have the right to dividends and other rights of a  stockholder  with respect to shares of Stock purchased  upon  exercise  of an Option at such time as the  Optionee  has given written  notice of  exercise  and has paid in full for such  shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

            (e) NON-TRANSFERABILITY OF OPTIONS. Options are not transferable and may be exercised  solely by the Optionee  during his lifetime or after his death by the person or persons  entitled thereto under his will or the laws of descent and distribution.  The Committee, in its sole discretion,  may permit a transfer of a Nonqualified  Option to (i) a trust for the benefit of the Optionee or (ii)
a member of the Optionee's immediate family (or a trust for his or her benefit).
Any attempt to transfer,  assign,  pledge or otherwise dispose of, or to subject to  execution,  attachment  or  similar  process,  any  Option  contrary  to the provisions  hereof shall be void and  ineffective and shall give no right to the purported transferee.

            (f)  TERMINATION  BY  DEATH.  Unless  otherwise  determined  by  the
Committee,  if any Optionee's  employment  with or service to the Company or any
Subsidiary  terminates  by  reason  of  death,  the  Option  may  thereafter  be exercised,  to the extent then exercisable (or on such accelerated  basis as the
Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee  under the will of the Optionee,  for a period of one year after the date of such death or until the  expiration  of the stated  term of such  Option as  provided  under the Plan,  whichever  period is shorter.

            (g) TERMINATION BY REASON OF DISABILITY. Unless otherwise determined by the Committee, if any Optionee's employment with or service to the Company or any  Subsidiary  terminates  by reason of total and  permanent  disability,  any
Option held by such Optionee may  thereafter be exercised,  to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis  as the  Committee  shall  determine  at or after  grant),  but may not be exercised  after 60 days after the date of such  termination  of  employment  or service or the expiration of the stated term of such Option, whichever period is shorter;  provided,  however,  that,  if the  Optionee  dies  within such 60-day period,  any  unexercised  Option  held by such  Optionee  shall  thereafter  be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such  death or for the stated  term of such
Option, whichever period is shorter.

            (h) TERMINATION BY REASON OF RETIREMENT. Unless otherwise determined by the Committee, if any Optionee's employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option held by such Optionee may thereafter be exercised to the  extent it was  exercisable  at the time of such  Retirement  (or on such accelerated  basis as the Committee shall determine at or after grant),  but may not be exercised after 60 days after the date of such termination of employment

                                      B-6

or service or the expiration of the stated term of such Option, whichever period is shorter;  provided,  however,  that,  if the Optionee dies within such 60-day period,  any  unexercised  Option  held by such  Optionee  shall  thereafter  be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such
Option, whichever period is shorter.

            For purposes of this  paragraph (h) "Normal  Retirement"  shall mean retirement  from  active  employment  with  or  service  to the  Company  or any
Subsidiary on or after the normal  retirement  date  specified in the applicable
Company or  Subsidiary  pension  plan or if no such  pension  plan,  age 65, and
"Early  Retirement" shall mean retirement from active employment with or service to the Company or any Subsidiary pursuant to the early retirement  provisions of the  applicable  Company or Subsidiary  pension plan or if no such pension plan, age 55.

            (i) OTHER TERMINATION. Unless otherwise determined by the Committee, if any  Optionee's  employment  with or service to the Company or any Subsidiary terminates  for any  reason  other  than  death,  Disability  or Normal or Early
Retirement, the Option shall thereupon terminate, except that the portion of any
Option that was  exercisable  on the date of such  termination  of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such  Option's  term if the  Optionee's  employment or service with  the  Company  or any  Subsidiary  is  terminated  by the  Company  or such
Subsidiary  without cause (the  determination as to whether  termination was for cause to be made by the Committee).  The transfer of an Optionee from the employ of or service to the  Company  to the employ of or service to a  Subsidiary,  or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

            (j) LIMIT ON VALUE OF INCENTIVE  OPTION.  The aggregate  Fair Market
Value,  determined as of the date the Incentive Option is granted,  of Stock for which  Incentive  Options  are  exercisable  for the first time by any  Optionee during any calendar  year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

            (k) INCENTIVE  OPTION SHARES.  A grant of an Incentive  Option under this Plan shall  provide that (a) the Optionee  shall be required as a condition of the exercise to furnish to the Company any payroll  (employment) tax required to be withheld,  and (b)if the Optionee makes a disposition,  within the meaning of Section 424(c) of the Code and  regulations  promulgated  thereunder,  of any share or shares of Stock  issued to him upon  exercise  of an  Incentive  Option granted  under the Plan within the two-year  period  commencing on the day after the date of the  grant of such  Incentive  Option or  within a  one-year  period commencing  on the day after the date of  transfer of the share or shares to him pursuant to the  exercise of such  Incentive  Option,  he shall,  within 10 days after such  disposition,  notify the Company thereof and immediately  deliver to the  Company any amount of United  States  federal,  state and local  income tax withholding required by law.

                                      B-7

            6.   TERM OF PLAN.

                 No Option  shall be  granted  pursuant  to the Plan on or after
July 19, 2011, but Options theretofore granted may extend beyond that date.

            7.   CAPITAL CHANGE OF THE COMPANY.

                 In the  event  of any  merger,  reorganization,  consolidation, recapitalization,  stock  dividend,  or  other  change  in  corporate  structure affecting  the Stock,  the  Committee  shall make an  appropriate  and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number  and option  price of shares  subject to  outstanding  Options granted  under  the Plan,  to the end that  after  such  event  each  Optionee's proportionate  interest shall be maintained as immediately before the occurrence of such event.  The Committee  shall,  to the extent  feasible,  make such other adjustments as may be required under the tax laws so that any Incentive  Options previously  granted shall not be deemed  modified  within the meaning of Section
424(h) of the Code.

            8.   PURCHASE FOR INVESTMENT.

                 Unless the  Options  and  shares  covered by the Plan have been registered under the Securities Act of 1933, as amended (the "Securities  Act"), or the Company has determined that such registration is unnecessary, each person exercising  an Option  under the Plan may be  required  by the Company to give a representation  in writing that he is  acquiring  the shares for his own account for  investment  and not with a view to,  or for sale in  connection  with,  the distribution of any part thereof.

            9.   TAXES.

                 The   Company  may  make  such   provisions   as  it  may  deem
appropriate,  consistent  with  applicable  law, in connection  with any Options granted under the Plan with respect to the  withholding of any taxes  (including income or employment taxes) or any other tax matters.

            10.  EFFECTIVE DATE OF PLAN.

                 The Plan shall be effective on July 19, 2001,  provided however that the Plan shall  subsequently  be approved by majority vote of the Company's stockholders not later than July 18, 2002.

            11.  AMENDMENT AND TERMINATION.

                 The Board may amend,  suspend,  or terminate  the Plan,  except that no  amendment  shall be made that would  impair the rights of any  Optionee under any Option theretofore granted without the Optionee's consent,  and except that no amendment shall be made which,  without the approval of the stockholders of the Company would:

                                      B-8

            (a)    materially  increase  the number of shares that may be issued under the Plan, except as is provided in Section 7;

            (b)    materially  increase the benefits  accruing to the  Optionees under the Plan;

            (c)    materially  modify the  requirements  as to  eligibility  for participation in the Plan;

            (d)    decrease  the exercise  price of an Incentive  Option to less than 100% of the Fair Market  Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified
                   Option to less than 80% of the Fair Market Value per share of
                   Stock on the date of grant thereof; or

            (e)    extend the term of any Option  beyond  that  provided  for in
                   Section 5(b).

                   The Committee  may amend the terms of any Option  theretofore granted, prospectively or retroactively,  but no such amendment shall impair the rights of any Optionee  without the Optionee's  consent.  The Committee may also substitute new Options for previously granted Options, including options granted under other plans  applicable to the participant and previously  granted Options having  higher  option  prices,  upon  such  terms  as the  Committee  may  deem appropriate.

            12.    GOVERNMENT REGULATIONS.

                   The Plan,  and the grant and  exercise of Options  hereunder, and the obligation of the Company to sell and deliver shares under such Options, shall be subject to all  applicable  laws,  rules and  regulations,  and to such approvals  by any  governmental  agencies,  national  securities  exchanges  and interdealer quotation systems as may be required.

            13.    GENERAL PROVISIONS.

            (a)  CERTIFICATES.  All  certificates  for shares of Stock delivered under  the Plan  shall  be  subject  to such  stop  transfer  orders  and  other restrictions  as the Committee may deem advisable  under the rules,  regulations and other requirements of the Commission,  or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or  interdealer  quotation  system upon which the Stock is then listed or traded and the  Committee  may  cause a legend  or  legends  to be  placed  on any such certificates to make appropriate reference to such restrictions.

            (b)  EMPLOYMENT  MATTERS.  The adoption of the Plan shall not confer upon any  Optionee  of the  Company  or any  Subsidiary  any right to  continued
employment or, in the case of an Optionee who is a director,  continued  service as a director,  with the Company or a Subsidiary,  as the case may be, nor shall it  interfere  in any way with the right of the  Company  or any  Subsidiary  to

                                      B-9

terminate  the  employment  of any of its  employees,  the service of any of its directors or the retention of any of its consultants or advisors at any time.

            (c)  LIMITATION  OF  LIABILITY.  No  member  of  the  Board  or  the
Committee,  or any officer or  employee  of the Company  acting on behalf of the
Board or the Committee, shall be personally liable for any action, determination or interpretation  taken or made in good faith with respect to the Plan, and all members of the Board or the  Committee  and each and any  officer or employee of the Company  acting on their behalf  shall,  to the extent  permitted by law, be fully  indemnified  and  protected by the Company in respect of any such action, determination or interpretation.

            (d)  REGISTRATION OF STOCK.  Notwithstanding  any other provision in the Plan,  no Option  may be  exercised  unless and until the Stock to be issued upon the  exercise  thereof has been  registered  under the  Securities  Act and applicable  state  securities  laws,  or are,  in the  opinion of counsel to the
Company,  exempt from such registration in the United States.  The Company shall not be under any  obligation  to  register  under  applicable  federal  or state securities  laws any Stock to be issued upon the  exercise of an Option  granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock  subject  to such  Option,  although  the  Company  may in its sole discretion  register such Stock at such time as the Company shall determine.  If the Company  chooses to comply with such an  exemption  from  registration,  the
Stock issued  under the Plan may, at the  direction  of the  Committee,  bear an appropriate  restrictive  legend restricting the transfer or pledge of the Stock represented  thereby,  and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company's transfer agent.

                                         PUROFLOW INCORPORATED

                                      B-10

                              PUROFLOW INCORPORATED

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

            The undersigned hereby appoints Michael Figoff and Travis Bradford, or any of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned (i) to attend the Special
Meeting of Stockholders of Puroflow Incorporated (the "Company"), to be held on
April 15, 2003, at 2:00 p.m., local time, at Holiday Inn-Media Center, 150 E.
Angeleno Avenue, Burbank, California 91502, and any postponement or adjournment thereof, and (ii) to vote on all matters set forth in the Notice and the Proxy
Statement.

            The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Special Meeting and Proxy
Statement, both dated March 20, 2003.

            THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC DIRECTIONS
HEREIN GIVEN. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED FOR
PROPOSAL NO. 1, FOR PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXY HOLDER ON
ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT
OR ADJOURNMENT OF THE MEETING.

        PROPOSAL NO. 1: ISSUANCE AND SALE OF NON-REGISTERED COMMON STOCK

            The approval of the issuance and sale by the Company, pursuant to a private placement, of between 1.3 million and 2.6 million of the Company's non-registered shares of common stock at the price of $7.75 per share as more fully described in the proxy materials.

               FOR ( )             AGAINST ( )             ABSTAIN ( )

       PROPOSAL NO. 2: ADOPTION OF AMENDMENT TO THE 2001 STOCK OPTION PLAN

            The adoption of an amendment to the Company's 2001 Stock Option Plan to increase the number of shares of common stock reserved for issuance under the
Stock Option Plan to 250,000, and certain related matters.

               FOR ( )             AGAINST ( )             ABSTAIN ( )

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                             SIDE                               SIDE

            The undersigned acknowledges receipt of a Notice and Proxy Statement regarding the foregoing matters.

Dated:
      ------------------------               ----------------------------------
                                             Signature of Stockholder

                                             ----------------------------------
                                             PLEASE PRINT NAME

Dated:
      -------------------------              ----------------------------------
                                             Signature of Stockholder

                                             ----------------------------------
                                             PLEASE PRINT NAME

                STOCKHOLDERS SHOULD SIGN THIS PROXY PROMPTLY AND
                       RETURN IT IN THE ENCLOSED ENVELOPE.

SIGN EXACTLY AS YOUR NAME(S) APPEARS ON THE STOCK CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.